Exhibit 99.1

Web.com Reports Fourth Quarter and Full Year 2017 Financial Results

•	Strong financial and operating performance in the fourth quarter

•	Significant progress on strategic priorities for the year

•	Generated $53.6 million of GAAP net income and $193.3 million of adjusted EBITDA during the year

•	Used $108.5 million of cash to pay down debt and repurchase stock during the year

JACKSONVILLE, Fla. - February 8, 2018 - Web.com Group, Inc. (NASDAQ: WEB), a leading provider of Internet services and online marketing solutions for small businesses, today announced results for the fourth quarter and full year ended December 31, 2017.
“Web.com reported a solid finish to the year, with year over year growth in revenue and profitability during the fourth quarter. Throughout 2017, we successfully executed against our four strategic priorities. In particular, we are pleased with the sales productivity improvements we've made in premium services, and our progress in the multi-location, franchise market, both of which are significant long-term growth drivers for Web.com,” said David L. Brown, chairman, chief executive officer and president of Web.com.
Brown added, “We enter 2018 focused on building on the improvements we've already made across the Company. Key priorities for the year include improvement in customer retention, additional synergy realization, continuing to invest in growth areas, and optimizing retail. We are confident that delivering on these objectives will help us achieve our near and long-term financial goals, and ultimately enhance the value we deliver to our shareholders."
Summary of Fourth Quarter 2017 Financial Results

•
Total revenue, calculated in accordance with U.S. generally accepted accounting principles (GAAP), was $188.8 million for the fourth quarter of 2017, compared to $187.2 million for the fourth quarter of 2016. Non-GAAP revenue was $191.1 million for the fourth quarter of 2017, compared to $188.9 million in the year ago quarter. Results were in line with GAAP revenue and at the high end of non-GAAP revenue guidance of $187.4 to $190.4 million and $188.5 to $191.5 million, respectively.

•
GAAP operating income was $21.5 million for the fourth quarter of 2017, compared to $12.1 million for the fourth quarter of 2016, representing a 11% and 6% GAAP operating margin, respectively. Non-GAAP operating income was $43.0 million for the fourth quarter of 2017, representing a 23% non-GAAP operating margin, compared to $41.9 million for the fourth quarter of 2016, representing a 22% non-GAAP operating margin.

•
GAAP net income was $30.8 million, or $0.62 per diluted share, for the fourth quarter of 2017, representing a 16% GAAP net income margin. GAAP net income was $1.9 million, or $0.04 per diluted share, in the fourth quarter of 2016, representing a 1% GAAP net income margin. GAAP net income in the fourth quarter of 2017 was favorably impacted by changes in the tax law, which contributed a net tax benefit of $22.9 million.

•
Adjusted EBITDA was $49.1 million for the fourth quarter of 2017, representing a 26% adjusted EBITDA margin, in line with the Company's adjusted EBITDA guidance of $48.0 to $50.0 million. The Company had adjusted EBITDA of $47.4 million for the fourth quarter of 2016, representing a 25% adjusted EBITDA margin.

•
The Company generated cash from operations of $39.3 million for the fourth quarter of 2017, compared to $37.8 million of cash from operations for the fourth quarter of 2016. Free cash flow was $34.6 million for the fourth quarter of 2017, compared to $33.3 million for the fourth quarter of 2016.

Fourth Quarter and Recent Business Highlights

•	Web.com's total net subscribers were approximately 3,411,000 at the end of the fourth quarter of 2017, down approximately 49,000 from the end of the third quarter of 2017.

•
Web.com's average revenue per user (ARPU) was $18.38 for the fourth quarter of 2017 compared to $18.07 for the fourth quarter of 2016. ARPU was up sequentially during the fourth quarter of 2017 from $18.04 for the third quarter of 2017.

•	Web.com's trailing twelve month customer retention rate was 84.5% for the fourth quarter of 2017.

•	Web.com reduced debt by $22.0 million in the fourth quarter of 2017.

Summary of Full Year 2017 Financial Results

•	Total revenue, calculated in accordance with GAAP, was $749.3 million for 2017, compared to $710.5 million for 2016. Non-GAAP revenue was $755.8 million for 2017, compared to $728.9 million in 2016.

•
GAAP operating income was $88.6 million for 2017 compared to $44.7 million for 2016, representing a 12% and 6% GAAP operating margin, respectively. Non-GAAP operating income was $171.1 million for 2017, representing a 23% non-GAAP operating margin, compared to $158.2 million for 2016, representing a 22% non-GAAP operating margin.

•
GAAP net income was $53.6 million, or $1.06 per diluted share, for 2017, representing a 7% GAAP net income margin. GAAP net income was $4.0 million, or $0.08 per diluted share, in 2016, representing a 1% GAAP net income margin. GAAP net income in 2017 was favorably impacted by changes in the tax law, which contributed a net tax benefit of $22.9 million.

•
Adjusted EBITDA was $193.3 million for the twelve months ended December 31, 2017, representing a 26% adjusted EBITDA margin, compared to $179.5 million for the twelve months ended December 31, 2016, representing a 25% adjusted EBITDA margin.

•	Cash from operations was $149.8 million for 2017 compared to $132.9 million for 2016. Free cash flow was $128.3 million for 2017, compared to $110.7 million for 2016.

Conference Call Information
Management will host a conference call today, February 8, 2018, at 5:00 p.m. ET, to discuss Web.com's fourth quarter financial results and current business outlook. There will be an accompanying slide presentation which will be available on the Investor Relations page of Web.com's website (http://ir.web.com), along with a live webcast and replay of the call. To access the call, dial 800-239-9838 (domestic) or 323-794-2551 (international). A replay of this conference call will be available until February 22, 2018 at 844-512-2921 (domestic) or 412-317-6671 (international). The replay conference ID is 7585075.

About Web.com

Web.com Group, Inc. (Nasdaq: WEB) is a global provider of a full range of Internet services to small businesses to help them compete and succeed online. Web.com meets the needs of small businesses anywhere along their lifecycle with affordable, subscription-based solutions including domains, hosting, website design and management, search engine optimization, online marketing campaigns, local sales leads, social media, mobile products, eCommerce solutions and call center services. For more information, please visit www.web.com; follow the company on Twitter @webdotcom or on Facebook at www.facebook.com/web.com.

Note to Editors: Web.com is a registered trademark of Web.com Group, Inc.

Use of Non-GAAP Financial Measures
Some of the measures in this press release are non-GAAP financial measures within the meaning of the SEC Regulation G. Web.com believes presenting non-GAAP measures is useful to investors, because it describes the operating performance of the company, in ways that management views or uses to assess the performance of the company. Web.com's management uses these non-GAAP measures as important indicators of the company's past performance and in planning and forecasting performance in future periods. The non-GAAP financial information Web.com presents may not be comparable to similarly-titled financial measures used by other companies, and investors should not consider non-GAAP financial measures in isolation from, or in substitution for, financial information presented in compliance with GAAP.

You are encouraged to review the reconciliation of non-GAAP financial measures to GAAP financial measures included elsewhere in this press release.

Relative to each of the non-GAAP measures Web.com presents, management further sets forth its rationale as follows:

•
Non-GAAP Revenue. Web.com excludes from non-GAAP revenue the impact of the fair value adjustment to amortized deferred revenue because management believes that excluding such measures helps management and investors better understand the company's revenue trends.

•
Non-GAAP Operating Income and Non-GAAP Operating Margin. Web.com excludes from non-GAAP operating income and non-GAAP operating margin, amortization of intangibles, loss on sale of assets, asset impairment, fair value adjustment to deferred revenue and deferred expense, restructuring expenses, corporate development expenses, and stock-based compensation charges, because management believes that adjusting for such measures helps management and investors better understand the company's operating activities.

•
Adjusted EBITDA and Adjusted EBITDA Margin. Web.com excludes from adjusted EBITDA and adjusted EBITDA margin depreciation and amortization expense, loss on sale of assets, asset impairment, income tax provision, interest expense, interest income, stock-based compensation, fair value adjustments to deferred revenue and deferred expense, corporate development expenses and restructuring expenses, because management believes that excluding such items helps investors better understand the company's operating activities.

•
Non-GAAP Cost of Revenue (excluding depreciation and amortization). Web.com excludes from non-GAAP cost of revenue (excluding depreciation and amortization) the fair value adjustment to deferred expense and stock based compensation charges because management believes that adjusting for such measures helps management and investors better understand the company's operating activities.

•
Free Cash Flow. Free cash flow is a non-GAAP financial measure that Web.com uses and defines as net cash provided by operating activities less capital expenditures. The company considers free cash flow to be a liquidity measure which provides useful information to management and investors about the amount of cash generated by the business after the acquisition of property and equipment, which can then be used for investment opportunities.

In respect of the foregoing, Web.com provides the following supplemental information to provide additional context for the use and consideration of the non-GAAP financial measures used elsewhere in this press release:

•
Stock-based compensation. These expenses consist of expenses for employee stock options and employee awards under Accounting Standards Codification ("ASC") 718-10. While stock-based compensation expense calculated in accordance with ASC 718-10 constitutes an ongoing and recurring expense, such expense is excluded from non-GAAP results because such expense is not used by management to assess the core profitability of the company's business operations. Web.com further believes these measures are useful to investors in that they allow for greater transparency to certain line items in the company's financial statements. In addition, when management performs internal comparisons to Web.com's historical operating results and compares the company's operating results to the company's competitors, management excludes this item from various non-GAAP measures.

•
Asset impairment. Web.com has recorded expenses related to asset impairment and excludes the impact of these expenses from its non-GAAP measures, because such expense is not used by management to assess the core profitability of the company's business operations.

•
Amortization of intangibles. Web.com incurs amortization of acquired intangibles under ASC 805-10-65. Acquired intangibles primarily consist of customer relationships, customer lists, non-compete agreements, trade names, and developed technology. Web.com expects to amortize for accounting purposes the fair value of the acquired intangibles based on the pattern in which the economic benefits of the intangible assets will be consumed as revenue is generated. Although the intangible assets generate revenue, the company believes the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding the company's operational performance. In addition, when management performs internal comparisons to Web.com's historical operating results and compares the company's operating results to the company's competitors, management excludes this item from various non-GAAP measures.

•
Depreciation expense. Web.com records depreciation expense associated with its fixed assets. Although its fixed assets generate revenue for Web.com, the item is excluded because management believes certain non-GAAP financial measures excluding this item provide meaningful supplemental information regarding the company's operational performance. In addition, when management performs internal comparisons to Web.com's historical operating results and compares the company's operating results to the company's competitors, management excludes this item from various non-GAAP measures.

•
Restructuring expense. Web.com has recorded restructuring expenses and excludes the impact of these expenses from its non-GAAP measures, because such expense is not used by management to assess the core profitability of the company's business operations.

•
Fair value adjustment to deferred revenue and deferred expense. Web.com has recorded a fair value adjustment to acquired deferred revenue and deferred expense in accordance with ASC 805-10-65. Web.com excludes the impact of these adjustments from its non-GAAP measures, because doing so results in non-GAAP revenue, non-GAAP operating income, adjusted EBITDA and ARPU which are reflective of ongoing operating results and more comparable to historical operating results, since the majority of the company's revenue is recurring subscription revenue. Excluding the fair value adjustment to deferred revenue and deferred expense therefore facilitates management's internal comparisons to Web.com's historical operating results.

•
Corporate development expenses. Web.com incurred expenses relating to acquisitions and the successful integration of acquisitions. Web.com excludes the impact of these expenses from its non-GAAP measures, because such expense is not used by management to assess the core profitability of the company's business operations.

•
Gains or losses from asset sales or impairment and certain other transactions. Web.com excludes the impact of asset sales or impairment and certain other transactions including debt extinguishments and the sale of equity method investment from its non-GAAP measures because the impact of these items is not considered part of the company's ongoing operations.

•
Monthly average revenue per user, or ARPU. ARPU is a metric the company measures on a quarterly basis. The company defines ARPU as quarterly non-GAAP subscription revenue divided by the average of the number of subscribers at the beginning of the quarter and the number of subscribers at the end of the quarter, divided by three months. The company excludes from subscription revenue the impact of the fair value adjustments to deferred revenue resulting from acquisition-related write downs.

Forward-Looking Statements
This press release includes "forward-looking statements" including, without limitation, the statement that Web.com is confident that achievement of its priorities will result in achievement of its near and long term financial goals and will enhance the value delivered to its shareholders, that are subject to risks, uncertainties and other factors that could cause actual results or outcomes to differ materially from those contemplated by the forward-looking statements. As a result of the ultimate outcome of such risks and uncertainties (including the impacts of the adoption of the Tax Cuts and Jobs Act), Web.com's actual results could differ materially from those anticipated in these forward-looking statements. These statements are based on Web.com's current beliefs or expectations, and there are a number of important factors that could cause the actual results or outcomes to differ materially from those indicated by these forward-looking statements, including, without limitation: risks related to the successful offering of the products and services of Web.com; the risk that the integration of Yodle may not result in in further benefits, and other risks that may impact Web.com's business are set forth under the caption, "Risk Factors," in Web.com's Annual Report Form 10-K for the year ended December 31, 2016 and Form 10-Q for the quarter ended September 30, 2017, as filed with the Securities and Exchange Commission, which is available on a website maintained by the Securities and Exchange Commission at www.sec.gov. Web.com expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein as a result of new information, future events or otherwise.

Contacts
Investors:
Ira Berger
904-680-6909
Ira.Berger@web.com

Media:
Brian Wright
904-371-6856
Brian.Wright@web.com

Source: Web.com

Web.com Group, Inc.
Consolidated Statement of Comprehensive Income
(in thousands, except for per share data)
(Unaudited)

	Three months ended December 31,		Twelve months ended December 31,
	2017	2016	2017	2016

Revenue	$188,845	$187,203	$749,261	$710,505

Cost of revenue and operating expenses
Cost of revenue (excluding depreciation and amortization)	60,667	56,843	236,530	224,032
Sales and marketing	50,375	52,427	201,543	210,294
Technology and development	19,329	17,904	69,984	65,800
General and administrative	18,220	20,530	79,494	74,919
Restructuring charges	524	1,570	1,260	3,617
Asset impairments	148	7,111	291	9,091
Depreciation and amortization	18,109	18,697	71,544	78,048
Total cost of revenue and operating expenses	167,372	175,082	660,646	665,801

Income from operations	21,473	12,121	88,615	44,704

Interest expense, net	(8,459)	(7,932)	(33,061)	(30,462)
Net income before income taxes	13,014	4,189	55,554	14,242
Income tax benefit (expense)	17,751	(2,276)	(1,925)	(10,252)
Net income	30,765	1,913	53,629	3,990

Other comprehensive income:
Foreign currency translation adjustments	(486)	(496)	(484)	(1,900)
Unrealized gain on investments, net of tax	—	—	1	28
Total comprehensive income	$30,279	$1,417	$53,146	$2,118

Net income per basic common share	$0.65	$0.04	$1.10	$0.08

Net income per diluted common share	$0.62	0.04	$1.06	0.08

Web.com Group, Inc.
Consolidated Balance Sheets
(in thousands, except share count)
(Unaudited)
	December 31, 2017	December 31, 2016
Assets
Current assets:
Cash and cash equivalents	$11,976	$20,447
Accounts receivable, net of allowance of $1,454 and $1,695, respectively	25,424	20,567
Prepaid expenses	10,220	12,311
Deferred expenses	63,267	60,217
Other current assets	3,054	1,872
Total current assets	113,941	115,414

Property and equipment, net	57,188	53,132
Deferred expenses	46,316	49,127
Goodwill	885,662	871,751
Intangible assets, net	371,571	413,127
Other assets	21,565	11,282
Total assets	$1,496,243	$1,513,833

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$23,357	$19,619
Accrued expenses	15,957	14,475
Accrued compensation and benefits	15,560	18,307
Deferred revenue	233,574	230,206
Current portion of debt	16,612	16,847
Deferred consideration	22,466	20,244
Other liabilities	6,321	5,034
Total current liabilities	333,847	324,732

Deferred revenue	185,886	195,859
Long-term debt	630,358	647,294
Deferred tax liabilities	51,042	80,135
Other long-term liabilities	20,474	30,361
Total liabilities	1,221,607	1,278,381
Stockholders' equity:
Common stock, $0.001 par value per share: 150,000,000 shares authorized, 48,845,352 and 50,278,137 shares issued and outstanding at December 31, 2017 and 2016, respectively	49	50
Additional paid-in capital	585,179	578,486
Treasury stock at cost, 4,305,221 and 3,146,012 shares at December 31, 2017 and 2016, respectively	(111,093)	(62,430)
Accumulated other comprehensive loss	(4,503)	(4,020)
Accumulated deficit	(194,996)	(276,634)
Total stockholders' equity	274,636	235,452
Total liabilities and stockholders' equity	$1,496,243	$1,513,833

Web.com Group, Inc.
Consolidated Statement of Cash Flows
(in thousands)
(Unaudited)

	Three months ended December 31,		Twelve months ended December 31,
	2017	2016	2017	2016
Cash flows from operating activities
Net income	$30,765	$1,913	$53,629	$3,990
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	18,109	18,697	71,544	78,048
Stock compensation expense	5,844	5,506	23,201	20,714
Deferred income taxes	(18,945)	1,506	(2,287)	7,714
Amortization of debt issuance costs and other	3,784	3,700	15,321	14,015
Asset impairment	148	7,112	291	9,091
Changes in operating assets and liabilities:
Accounts receivable, net	(1,137)	(523)	(4,390)	(3,056)
Prepaid expenses and other assets	4,637	2,726	(1,574)	(2,515)
Deferred expenses	1,247	1,153	228	170
Accounts payable	3,309	(1,476)	2,690	(1,388)
Accrued expenses and other liabilities	2,591	632	2,574	(1,473)
Accrued compensation and benefits	(3,753)	1,900	(3,415)	(406)
Deferred revenue	(7,294)	(5,054)	(7,992)	7,961
Net cash provided by operating activities	39,305	37,792	149,820	132,865

Cash flows from investing activities
Business acquisitions, net of cash acquired	(8,688)	—	(17,275)	(303,262)
Capital expenditures	(4,682)	(4,466)	(21,474)	(22,140)
Other	—	(4)	—	(1,551)
Net cash used in investing activities	(13,370)	(4,470)	(38,749)	(326,953)

Cash flows from financing activities
Stock issuance costs	(1)	(5)	(22)	(27)
Common stock repurchased	(935)	(15)	(4,573)	(4,261)
Payments of long-term debt	—	(4,876)	(42,954)	(9,813)
Payments of revolving credit facility	(22,000)	(20,124)	(88,313)	(70,687)
Proceeds from exercise of stock options	2,573	1,154	15,701	4,970
Deferred consideration payment	(1,500)	—	(20,433)	—
Proceeds from long-term debt issued	—	—	50,000	200,000
Proceeds from borrowings on revolving credit facility	—	—	49,000	115,000
Debt issuance costs	—	—	(1,935)	(5,700)
Common stock purchases under repurchase plan	185	(11,101)	(76,278)	(28,565)
Other	(129)	—	(129)	—
Net cash (used in) provided by financing activities	(21,807)	(34,967)	(119,936)	200,917

Effect of exchange rate changes on cash	3	(27)	(22)	(63)
Net increase (decrease) in cash, cash equivalents, and restricted cash	4,131	(1,672)	(8,887)	6,766
Cash, cash equivalents and restricted cash, beginning of period	12,755	27,445	25,773	19,007
Cash, cash equivalents and restricted cash, end of year	$16,886	$25,773	$16,886	$25,773

Web.com Group, Inc.
Consolidated Statement of Cash Flows
(in thousands)
(Unaudited)

	Three months ended December 31,		Twelve months ended December 31,
	2017	2016	2017	2016
Supplemental cash flow information
Interest paid	$3,882	$3,543	$17,562	$15,764
Income taxes paid	$1,243	$803	$4,406	$3,590

In fiscal 2017, we adopted ASU 2016-18, Statement of Cash Flows (Topic 230): Restricted Cash, which requires a statement of cash flows explain the change during the period in the total of cash, cash equivalents, and restricted cash and cash equivalents. Prior year amounts have been restated to reflect the adoption which increased net cash flows provided by operating activities for the year ending December 31, 2016 by approximately $5.0 million from the previously as filed amounts.

Web.com Group, Inc.
Reconciliation of GAAP to Non-GAAP Results
(in thousands, except for per share data)
(unaudited)

	Three months ended December 31,		Twelve months ended December 31,
	2017	2016	2017	2016
Reconciliation of GAAP revenue to non-GAAP revenue
GAAP revenue	$188,845	$187,203	$749,261	$710,505
Fair value adjustment to deferred revenue	2,289	1,658	6,529	18,363
Non-GAAP revenue	$191,134	$188,861	$755,790	$728,868

Reconciliation of GAAP operating income to non-GAAP operating income
GAAP operating income	$21,473	$12,121	$88,615	$44,704
Amortization of intangibles	12,047	13,197	49,335	56,805
Loss on sale of assets	42	7	44	7
Asset impairment	148	7,111	291	9,091
Stock based compensation	5,844	5,506	23,201	20,714
Restructuring charges	524	1,570	1,260	3,617
Corporate development	626	706	1,642	4,631
Fair value adjustment to deferred revenue	2,289	1,658	6,529	18,363
Fair value adjustment to deferred expense	30	68	171	301
Non-GAAP operating income	$43,023	$41,944	$171,088	$158,233

Reconciliation of GAAP operating margin to non-GAAP operating margin
GAAP operating margin	11%	6%	12%	6%
Amortization of intangibles	6	7	7	8
Loss on sale of assets	—	—	—	—
Asset impairment	—	4	—	1
Stock based compensation	3	3	3	3
Restructuring charges	1	1	—	—
Corporate development	1	—	—	1
Fair value adjustment to deferred revenue	1	1	1	3
Fair value adjustment to deferred expense	—	—	—	—
Non-GAAP operating margin	23%	22%	23%	22%

Web.com Group, Inc.
Reconciliation of GAAP to Non-GAAP Results
(in thousands, except for per share data)
(unaudited)

	Three months ended December 31,		Twelve months ended December 31,
	2017	2016	2017	2016
Reconciliation of GAAP net income to adjusted EBITDA
GAAP net income	$30,765	$1,913	$53,629	$3,990
Depreciation and amortization	18,109	18,697	71,544	78,048
Loss on sale of assets	42	7	44	7
Asset impairment	148	7,111	291	9,091
Stock based compensation	5,844	5,506	23,201	20,714
Restructuring charges	524	1,570	1,260	3,617
Corporate development	626	706	1,642	4,631
Fair value adjustment to deferred revenue	2,289	1,658	6,529	18,363
Fair value adjustment to deferred expense	30	68	171	301
Interest expense, net	8,459	7,932	33,061	30,462
Income tax (benefit) expense	(17,751)	2,276	1,925	10,252
Adjusted EBITDA	$49,085	$47,444	$193,297	$179,476

Reconciliation of GAAP net income margin to adjusted EBITDA margin
GAAP net income margin	16%	1%	7%	1%
Depreciation and amortization	10	10	10	11
Loss on sale of assets	—	—	—	—
Asset impairment	—	4	—	1
Stock based compensation	3	3	3	3
Restructuring charges	—	1	—	—
Corporate development	—	—	—	1
Fair value adjustment to deferred revenue	1	1	1	3
Fair value adjustment to deferred expense	—	—	—	—
Interest expense, net	5	4	5	4
Income tax (benefit) expense	(9)	1	—	1
Adjusted EBITDA margin	26%	25%	26%	25%

Reconciliation of net cash provided by operating activities to free cash flow
Net cash provided by operating activities	$39,305	$37,792	$149,820	$132,865
Capital expenditures	(4,682)	(4,466)	(21,474)	(22,140)
Free cash flow	$34,623	$33,326	$128,346	$110,725

Net cash used in investing activities	$(13,370)	$(4,470)	$(38,749)	$(326,953)
Net cash (used in) provided by financing activities	$(21,807)	$(34,967)	$(119,936)	$200,917

Web.com Group, Inc.
Reconciliation of GAAP to Non-GAAP Results
(in thousands, except for per share data)
(unaudited)

	Three months ended December 31,			Twelve months ended December 31,
	2017		2016	2017	2016
Reconciliation of GAAP cost of revenue (excluding depreciation and amortization) to non-GAAP cost of revenue (excluding depreciation and amortization)
Cost of revenue (excluding depreciation and amortization)	$60,667		$56,843	$236,530	$224,032
Fair value adjustment to deferred expense	(30)		(68)	(171)	(301)
Stock based compensation	(289)		(64)	(1,115)	(1,097)
Non-GAAP cost of revenue (excluding depreciation and amortization)	$60,348		$56,711	$235,244	$222,634

	Three months ended December 31, 2017		Three months ended December 31, 2016	Three months ended September 30, 2017
Reconciliation of GAAP revenue to non-GAAP subscription revenue used in ARPU
GAAP revenue	$188,845		$187,203	$188,567
Fair value adjustment to deferred revenue	2,289		1,658	1,202
Non-GAAP revenue	$191,134		$188,861	$189,769
Professional services and other revenue	(1,806)		(1,724)	(1,809)
Non-GAAP subscription revenue used in ARPU	$189,328		$187,137	$187,960
Average subscribers (in thousands)	3,434		3,452	3,472
ARPU (Non-GAAP subscription revenue per subscriber over 3 month period)	$18.38		$18.07	$18.04

	Guidance for three months ended December 31, 2017 as of November 7, 2017
Reconciliation of GAAP revenue to non-GAAP revenue
GAAP revenue	$187,400	-	$190,400
Fair value adjustment to deferred revenue	1,100		1,100
Non-GAAP revenue	$188,500	-	$191,500

Note that the Company has not reconciled Adjusted EBITDA guidance to GAAP net income because it does not provide guidance on GAAP net income or the reconciling items between Adjusted EBITDA and net income as a result of the substantial uncertainty regarding, and the potential substantial variability of, these items. The actual amount of net income and such responding reconciling items will have a significant effect on Adjusted EBITDA. Accordingly a reconciliation of the non-GAAP financial measure guidance to the corresponding GAAP measure is not available without unreasonable effort.

Web.com Group, Inc.
Supplemental Information
(in thousands, except for per share data)
(unaudited)

	Three months ended December 31,		Twelve months ended December 31,
	2017	2016	2017	2016
Stock based compensation
Cost of revenue	$289	$64	$1,115	$1,097
Sales and marketing	1,175	1,497	4,943	5,266
Technology and development	1,110	1,074	4,036	3,799
General and administrative	3,270	2,871	13,107	10,552
Total	$5,844	$5,506	$23,201	$20,714

Revenue
Subscription	$187,039	$185,479	$741,655	$703,562
Professional services and other	1,806	1,724	7,606	6,943
Total	$188,845	$187,203	$749,261	$710,505

Other Information
Non-GAAP operating income	$43,023	$41,944	$171,088	$158,233
GAAP interest expense, net	$8,459	$7,932	$33,061	$30,462
Amortization of debt issuance costs and other	$3,784	$3,700	$15,321	$14,015
Income taxes paid	$1,243	$803	$4,406	$3,590
GAAP diluted weighted average common shares	49,274	50,550	50,654	50,880